Exhibit 10.1

SECOND AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 20th day of February, 2009 (the “Amendment Effective Date”), by and between Integral Systems, Inc., a Maryland corporation (the “Company”), and John B. Higginbotham (the “Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of July 9, 2008, as amended by the First Amendment dated as of August 7, 2008 (the “Employment Agreement”);

WHEREAS, the Company and Executive wish to amend the Employment Agreement to (i) extend the period during which a change in control bonus is potentially payable pursuant to Section 3.5 of the Employment Agreement, and (ii) eliminate the golden parachute “gross-up” provision in Section 7.4 of the Employment Agreement;

NOW, THEREFORE, the parties agree as follows:

1. Section 3.5 is amended by replacing “18-month anniversary” with “30-month anniversary”.

2. Section 7.4 is deleted and replaced with “[Reserved]”.

IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the Amendment Effective Date.

INTEGRAL SYSTEMS, INC.		JOHN B. HIGGINBOTHAM

By:	/s/ Jeffrey A. Rosolio	By:	/s/ John B. Higginbotham
Name:	Jeffrey A. Rosolio	Name:	John B. Higginbotham
Title:	Executive Vice President, Human Resources and Administration, and Secretary	Title:	Chief Executive Officer and President